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                                                                   EXHIBIT 10.23

                        SEPARATION AGREEMENT AND RELEASE

                                    RECITALS

     This Separation Agreement and Release ("Agreement") is made by and between Joan M. Wrabetz ("Employee") and Tricord Systems, Inc. ("Company") (jointly referred to as the "Parties"):

     WHEREAS, Employee was employed by the Company;

     WHEREAS, the Company and Employee entered into an employment agreement dated March 1, 2000 (the "Employment Agreement");

     WHEREAS, the Company and Employee entered into an indemnification agreement dated November 8, 2000 (the "Indemnification Agreement");

     WHEREAS, the Employee resigned from employment at the Company effective January 28, 2002 (the "Resignation Date");

     WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company, including, but not limited to, any and all claims arising or in any way related to Employee's employment with or separation from the Company;

     NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

                                   COVENANTS

     1. Stock Grant. The Company hereby agrees to grant 60,000 shares of restricted Common Stock (the "Shares") pursuant to its 1998 Stock Plan. The Shares will contain a restriction whereby the stock cannot be sold, assigned, pledged or otherwise transferred by the recipient during the first six months after the date of grant. The Company confirms that it will pay the federal withholding taxes (at the bonus rate, i.e., 28%) based on the value of the Shares on the date of grant (January 24, 2002). Employee confirms that Employee will file an 83(b) election under the Internal Revenue Code with respect to such shares. Tricord will grant the shares of restricted Common Stock, which will contain a right of repurchase that will lapse on the sixteenth (16th) day after signing this Agreement if this Agreement has not been canceled during the fifteen (15) day period after signing. The shares will be held in escrow by the Company and will be repurchased for no consideration by the Company in the event that Employee fails to sign this Agreement within 21 days of January 24, 2002 or Employee cancels this Agreement within fifteen (15) days after Employee has signed this Agreement. All Shares shall continue to be subject to the terms of the Company's 1998 Stock Plan.

     2. Benefits. Employee's health insurance benefits will cease on January 31, 2002, subject to Employee's right to continue her health insurance under COBRA. Employee's

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participation in all other benefits and incidents of employment will cease on the Resignation Date. Employee will cease accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Resignation Date.

     3. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company. Employee shall return all of the Company's property and confidential and proprietary information in her possession to the Company. Employee specifically acknowledges that she remains bound by her promise to assign intellectual property rights in her inventions to the Company and promises not to divulge or use any trade secrets, confidential information, or other proprietary information of the Company which she obtained, or to which she had access during her employment with the Company. By signing this Agreement, Employee represents and declares under penalty of perjury under the laws of the State of Minnesota that she has returned all Company property.

     4. Payment of Salary. Employee acknowledges and represents that the Company has, to date, paid all salary, wages, bonuses, commissions and any and all other benefits (other than accrued vacation) due to Employee.

     5. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents and employees. Employee, on her own behalf, and on behalf of her respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns ("the Releasees"), from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

          (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

          (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

          (c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; fraudulent inducement; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

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               (d)  any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act; the Minnesota Human Rights Act, the Colorado Anti-Discrimination Act, and the Minnesota Statutes Section 181 et seq., all as amended;

               (e) any and all claims for violation of the federal, or any state, constitution;

               (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

               (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

               (h)  any and all claims for attorneys' fees and costs.

          The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

          6.   Acknowledgement of Waiver of Claims Under ADEA. Employee
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acknowledges that she is waiving and releasing any rights she may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that she has been advised by this writing that: (a) she should consult with an attorney prior to executing this Agreement; (b) she has up to twenty-one (21) days within which to consider this Agreement; (c) she has fifteen (15) days following her execution of this Agreement to revoke the Agreement; (d) this Agreement shall not be effective until the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

          7.   Release of Known and Unknown Claims. The Parties represent that
               -----------------------------------
they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee acknowledges that she has been advised by legal counsel and is aware of the following:


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          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
          WHICH THE CREDITOR DOES NOT KNOW OR
          SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF
          EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM
          MUST HAVE MATERIALLY AFFECTED HIS
          SETTLEMENT WITH THE DEBTOR.


Employee, being aware of this provision, agrees to expressly waive any rights she may have thereunder, as well as under any other statute or common law principles of similar effect.

     8. Right to Rescind and/or Revoke. Employee understands that she may cancel this Agreement at any time on or before the fifteenth (15th) day following the date on which she signs this Agreement. Employee acknowledges and understands that if she cancels this Agreement, the Agreement shall not become effective or enforceable and she further understands that the Company shall not provide her with the Shares set forth in Paragraph 1 of this Agreement. To be effective, the decision to cancel must be in writing and delivered to the Company personally or by certified mail, to the attention of:

          Tricord Systems, Inc.
          Attn: Manager of Human Resources
          2905 Northwest Boulevard
          Suite 20, Plymouth, MN 55441

     9. No Pending or Future Lawsuits. Employee represents that she has no lawsuits, claims, or actions pending in her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that she does not intend to bring any claims on her own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

    10. Confidentiality. The Parties acknowledge that Employee's agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Employee hereto agrees to use her best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

     11. No Cooperation. Employee agrees she will not act in any manner that might damage the business of the Company. Employee agrees that he will not encourage, counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee shall inform the Company in writing within three (3) days of receiving any such subpoena or other court order.



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     12.  Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Releases, and any tortious interference with the contracts, relationships and prospective economic advantage of the Releasees. Employee agrees that she shall direct all inquiries by potential future employers to Human Resources.

     13. Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to leave their employment, or attempt to do so, either for herself or any other person or entity.

     14. Breach. Employee acknowledges and agrees that any breach of any provision of this Agreement, except as permitted by paragraph 6(e), shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover and/or cease the severance benefits provided to Employee under this Agreement. Employee shall also be responsible to the Company for all costs, attorney's fees and any and all damages incurred by the Company (a) enforcing the obligation, including the bringing of any suit to recover the monetary consideration, and (b) defending against a claim or suit brought or pursued by Employee in violation of this provision.

     15. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of actual or potential disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be:

          (a) an admission of the truth or falsity of any claims made or any potential claims;

or

          (b) an acknowledgement or admission by either party of any fault or liability whatsoever to the other party or to any third party.

     16. Costs. The Parties shall each bear their own costs, expert fees, attorney's fees and other fees incurred in connection with this Agreement, except as provided herein.

     17. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Hennepin County, Minnesota before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, supplemented to the extent necessary by the Minnesota Code of Civil Procedure. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee's obligations under this Agreement and the Employment Agreement.

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     18.  Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     19. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. In entering into this Agreement, neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

     20. Severability. In the event that any provision, or any portion thereof, becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of said provision.

     21. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee's relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee's relationship with the Company, with the exception of the stock option agreements, the Company's 1998 Stock Plan and the Indemnification Agreement.

     22. No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

     23. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Chief Executive Officer of the Company.

     24. Governing Law. This Agreement shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of Minnesota, without regard to choice-of-law provisions. Employee hereby consents to personal and exclusive jurisdiction and venue in the State of Minnesota.

     25. Effective Date. This Agreement is effective after it has been signed by both parties and after sixteen (16) days have passed since Employee has signed the Agreement.

     26. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

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     27.       Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that;

               (a)  They have read this Agreement;

               (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

               (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

               (d) They are fully aware of the legal and binding effect of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                             TRICORD SYSTEMS, INC.


Dated: January 24, 2002                      By: /s/ Steven E. Opdahl
      -------------------------------           --------------------------------
                                             Its: Secretary
                                                 -------------------------------

                                             JOAN M. WRABETZ, an individual

Dated: January 24, 2002                         /s/ Joan M. Wrabetz
      -------------------------------           --------------------------------
                                                Joan M. Wrabetz




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